Exhibit 99.1

NEWS RELEASE

Halcón Resources to Transfer Listing to the New York Stock Exchange

HOUSTON, TEXAS – March 13, 2012 – Halcón Resources Corporation (NASDAQ: HK) today announced its pending transfer of the listing of its common stock from the NASDAQ Global Market (“NASDAQ”) to the New York Stock Exchange (“NYSE”). The Company expects to begin trading on the NYSE on March 26, 2012, under its current ticker symbol “HK”. Halcón Resources’ common stock will continue to trade on the NASDAQ until the transfer is completed.

Floyd C. Wilson, Chairman, President and Chief Executive Officer, commented, “We believe a listing on the NYSE will increase our visibility within the investment community, consistent with our objective to further expand our investor base while creating value for our shareholders.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934 as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact:

Scott M. Zuehlke

Director of Investor Relations

Halcón Resources

(832) 538-0314